SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]     Filed by a party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary proxy statement

[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[X]   Definitive proxy statement

[   ] Definitive additional materials

[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          HARBOR BANKSHARES CORPORATION
                (Name of Registrant as Specified in Its Charter)

               Teodoro J. Hernandez, Vice President and Treasurer

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

                          HARBOR BANKSHARES CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Harbor Bankshares Corporation (the "Company") hereby appoints Joseph Haskins, Jr. and George F. Vaeth, Jr., or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on April 23, 1997, and at any and all adjournments or postponements thereof:

         (1) Election of Directors for three-year terms.

                [ ] For all nominees listed below (except as marked to the contrary below).

                [ ]  Withhold authority to vote for all nominees listed below.

                     Three year term: Nathaniel Higgs, Delores G. Kelley, Erich March and Stanley W. Tucker. (To withhold authority to vote for any individual nominee, strike out the nominee's name.)

         (2) In their discretion on such other matters as may properly come before the meeting.

                   (Continued and to be signed on other side)

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted for the directors named in the proxy statement and in the best discretion of the proxy holders as to any other matters.


                                       Dated ---------------------------, 1997



                                       ---------------------------------------
                                       Signature



                                       ---------------------------------------
                                       Signature


(Please sign as name(s) appears on stock certificate. If joint account, both owners must sign. Executors, administrators, trustees or persons signing in a similar capacity should so indicate.)

                          HARBOR BANKSHARES CORPORATION

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS





















                        Important- Your Proxy is Enclosed

You are urged to sign and return the enclosed proxy promptly. If you attend the Annual Meeting and decide that you wish to vote in person or for any other reason desire to revoke your proxy, you can do so at any time prior to its use.

                          HARBOR BANKSHARES CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 23, 1997


To the Stockholders of Harbor Bankshares Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Harbor Bankshares Corporation (the "Company") will be held at The Baltimore Hilton and Towers Hotel, 20 West Baltimore Street, Baltimore, Maryland 21201, on Wednesday, April 23, 1997, at 1:00 p.m., for the following purposes:

             1. To elect four directors of the Company to serve for three-year terms, and until their respective successors are elected and have qualified.

             2. To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

                                     BY ORDER OF THE BOARD OF DIRECTORS


Baltimore, Maryland                  George F. Vaeth, Jr.
March 24, 1997                       Corporate Secretary

                                 PROXY STATEMENT


                                  INTRODUCTION

     This proxy statement is furnished on or about March 24, 1997 to stockholders of Harbor Bankshares Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the annual meeting (the "Annual Meeting") of stockholders to be held at The Baltimore Hilton and Towers Hotel, 20 West Baltimore Street, Baltimore, Maryland 21201 on Wednesday, April 23, 1997 at 1:00 p.m. and at any adjournments thereof. The purposes of the Annual Meeting are set forth in the accompanying notice of the annual meeting of stockholders.


Proxies and Voting

     The accompanying proxy is solicited by the Board of Directors of the Company. The Board of Directors has selected Joseph Haskins, Jr. and George F. Vaeth, Jr., or either of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person whether or not he or she has previously given a proxy.

     The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail and by directors, officers and employees of the Company and its subsidiary, The Harbor Bank of Maryland (the "Bank"), without additional compensation to them. In some instances solicitation may be made by telephone or telegraph, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to their principals.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996, is being mailed to the Company's stockholders concurrently with this proxy statement.

     Interested stockholders may obtain without charge, a copy of the Company's Form 10-KSB, as filed with the Securities and Exchange Commission, upon written request to Teodoro J. Hernandez, Treasurer, Harbor Bankshares Corporation, 25 West Fayette Street, Baltimore, Maryland 21201.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 3, 1997 will be entitled to vote at the Annual Meeting. As of such date, there were outstanding and entitled to vote 641,732 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company each of which is entitled to one vote at the Annual Meeting. All share amounts in this proxy statement have been adjusted to reflect a 1 1/3 % stock dividend on the Common Stock (one share for every seventy-five shares outstanding or reserved for issuance) effected February 28, 1997. Cumulative voting is not permitted for the election of directors.

                              ELECTION OF DIRECTORS

     The charter and by-laws of the Company provide that the directors shall be classified into three classes as equal in number as possible, with each director serving a three year term. Currently, there are 15 members of the Board of Directors. The first, second and third classes each consists of six, four and five directors. The terms of the directors of the second class expire in April, 1997.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.


Nominees

     Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following four nominees for the office of director of the Company, to serve as directors for three years or until their respective successors have been duly elected and qualified. All such nominees are currently serving as directors. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other persons, if any, as the Board of Directors may recommend.

     The names and ages of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, the number of shares of Common Stock of the Company beneficially owned by them on March 3, 1997, and certain other information are set forth below.

Name of Nominee                       Information Regarding Nominee

                Nominees for Directors to be elected at the 1997
        Annual Meeting to serve until the 2000 Annual Meeting (Class II)

Nathaniel                             Higgs  Reverend  Higgs is 66 years old and
                                      has served as a director of the Company since its formation in 1992 and of the Bank since 1981. He is Pastor of Southern
                                      Baptist Church.

                                      4,505 shares (0.70%)(1)(2)(9)

Delores G. Kelley                     Dr. Kelley is 60 years old and has served
                                      as a director of the Company since its formation in 1992 and of the Bank since
                                      1980.  She is a Senator in the Maryland
                                      State Senate.

                                      10,536 shares (1.63%)(3)(10)

Erich March                           Mr. E.  March  is 45 years old  and  has
                                      served as a  director  of the  Company
                                      since its formation in 1992 and of the Bank since 1981. He is Vice President of March Funeral Homes, Inc.

                                      19,253 shares (2.98%)(1)(4)(10)

Stanley W. Tucker                     Mr. Tucker is 49 years old and has served
                                      as a director of the Company since 1996 and of the Bank since 1996. He is Managing General Partner of MMG Ventures
                                      L.P.(an investment management company).

                                      37,492 shares (5.82%)(1)(9)(11)


Continuing Directors

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated.

Name of Director                      Information Regarding Director

                Directors to serve until the 1999 Annual Meeting
(Class I)

J. P. Blase Cooke                     Mr. Cooke is 50 years old and has served
                                      as a director of the Company since its formation in 1992 and of the Bank since
                                      1985. He is President and Chief Operating
                                      Officer of Thomas Harkins, Inc.
                                      (construction).

                                      5,163 shares (0.80%)(9)

James H. DeGraffenreidt, Jr.          Mr. DeGraffenreidt is 43 years old and has
                                      served  as a  director  of the  Company
                                      since 1996 and of the Bank since  1996.
                                      He is  President  and Chief  Operating
                                      Officer of Washington Gas Light Company, distributors of natural gas.

                                      3,875 shares (0.60%)(9)

Joe Louis Gladney                     Mr. Gladney is 62 years old and has served
                                      as a director of the Company since its formation in 1992 and of the Bank since
                                      1982.  He is President of Gladney
                                      Transportation & Oil Company  (heating
                                      oil  sales  and  bus  transportation).

                                      33,618 shares (5.22%)(9)

Louis J. Grasmick                     Mr.  Grasmick  is 73 years old and has
                                      served as a director  of the  Company
                                      since  its  formation  in  1992  and of
                                      the  Bank  since  1982.  He is  Chief
                                      Executive Officer of Grasmick Lumber
                                      Company, Inc.

                                      13,103 shares (2.03%)(7)(10)

Sachinder Gupta                       Mr. Gupta is 52 years old and has served
                                      as a director of the Company  since its
                                      formation  in 1992 and of the Bank since
                                      1989.  He is President of Earth
                                      Engineering Sciences, Inc., an engineering company.

                                      12,619 shares (1.95%)(1)(10)

Joseph Haskins, Jr.                   Mr. Haskins is 49 years old and has served
                                      as a director of the Company since its formation in 1992 and of the Bank since
                                      1980.  He has served as  President and
                                      Chief Executive Officer of the Company since its formation in 1992 and of the Bank since 1986, and Chairman of the Board of the Company and the Bank since
                                      1995.

                                      44,367 shares (6.73%)(1)(8)(10)

          Directors to serve until the 1998 Annual Meeting (Class III)

Stephen A. Geppi                      Mr.  Geppi is 47 years old and has served
                                      as a director of the Company  since
                                      1996 and of the Bank since 1996. He is President and Chief Executive
                                      Officer of Diamond Comic Distributors,
                                      Inc., a distributor of comic books.

                                      8,080 shares (1.26%)(9)

John Paterakis                        Mr.  Paterakis  is 68 years old  and has
                                      served as a director  of the  Company
                                      since its formation in 1992 and of the Bank since 1982. He is President and Chief Executive Officer of H & S
                                      Bakery, Inc. and Northeast Foods, Inc.

                                      47,625 shares (7.37%)(5)(10)

Edward St. John                       Mr.  St.  John is 58 years old and has
                                      served as a  director  of the  Company
                                      since its formation in 1992 and of the Bank since 1990. He is President and Chief Executive Officer of M.I.E.
                                      Investment  Company,  a real  estate
                                      development company.

                                      8,106 shares (1.26%)(9)

Ronald Scott                          Mr. Scott is 72 years old and has served
                                      as a director of the Company  since
                                      its  formation  in 1992 and of the Bank
                                      since  1982.  He is retired  from the
                                      Baltimore Post Office.

                                      2,603 shares (0.40%)(6)(9)

George F. Vaeth, Jr.                  Mr. Vaeth is 63 years old and has served
                                      as a director of the Company  since its
                                      formation  in  1992  and of the  Bank
                                      since  1981.  He  has  served  as
                                      Secretary  of the  Company  since its
                                      formation and of the Bank since 1982. He is President of George Vaeth Associates,
                                      Inc. (architects).

                                      11,855 shares (1.84%)(1)(10)

Beneficial ownership of
Common Stock of all
executive officers as a
group (18 persons)                    266,325 shares (38.07%)(12)

_____________

(1)     Member of the Audit Committee of the Bank.

(2) Includes 2,327 shares owned jointly by Reverend Higgs and his wife. Does not include 13,517 shares owned by a religious organization which Reverend Higgs has the power to vote.

(3)     Includes 611 shares owned by Dr. Kelley and her husband.

(4)     Includes  15,242  shares owned by a corporation controlled  by Mr. Erich
        March.

(5) Includes 32,426 shares owned by three corporations controlled by Mr. Paterakis, J and B Associates Inc., 16,213 shares, H and S Bakery Inc., 6080 shares, and Northeast Food Inc., 10,133 shares.

(6) Does not include 16,853 shares owned by a fraternal organization to which Mr. Scott has the power to vote.

(7)     Includes 3,796 shares owned jointly by Mr. Grasmick and his son.

(8) Includes 459 shares owned jointly with Cleora Haskins and exercisable options to purchase 13,173 shares.

(9)     Includes currently exercisable options to purchase 2,026 shares.

(10)    Includes currently exercisable options to purchase 4,053 shares.

(11)    Includes 35,466 shares under the name of MMG Ventures L.P.

(12) Includes currently exercisable options to purchase 57,752 shares held by all executive officers and directors, as a group.


Board and Committee Meetings

     The Board of Directors of the Company has no standing committees. The Board of Directors of the Company held 12 meetings during 1996. With the exception of Stephen A. Geppi who attended 44% of the meetings, each director attended at least 75% of the meetings of the Board of Directors and committees of the Company.

     The Audit Committee of the Bank meets with the Company's independent accountants to review whether satisfactory accounting procedures are being followed and whether internal accounting controls are adequate, and to inform itself with regard to non-audit services performed by the independent accountants. During 1996, the directors designated in note (1) above were members of the Audit Committee, which met four times.


Compensation of Directors and Executive Officers

     The following table shows compensation paid to the chief executive officer of the Company for the three years ended December 31, 1994, 1995, and 1996. No other executive officer received total annual salary and bonus in excess of $100,000 during such period.

                                                                                          Long-Term
                                                       Annual Compensation               Compensation
                                          -------------------------------------------------------------
                                                                                            Number
                                              Annual                         Other        of Options     All Other
Name and Position                Year         Salary        Bonus(1)    Compensation(2)    Granted     Compensation
---------------------------------------------------------------------------------------------------------------------

Joseph Haskins, Jr.               1996       $150,000        $45,049          $-                 0        $6,357(3)
President and CEO                 1995        132,225         32,000           -             4,000         6,636(3)
                                  1994        115,500         63,100           -             1,000         5,662(3)


_____________

(1)     Bonus paid pursuant to terms of Employment Agreement.

(2)     Other annual compensation did not exceed 10% of salary and bonus.

(3) Represents $2,000 annual contribution to an individual retirement account and the Company's matching contribution to the Bank's 401(k) Profit Sharing Plan.

     The Company has adopted stock option plans, pursuant to which it has reserved 30,000 shares of its Common Stock for the issuance of options. The Company granted no options to purchase Common Stock to Mr. Haskins in 1996.


     The following table sets forth the aggregated option exercises in 1996 and the option values at December 31, 1996, based upon a market value for Company Common Stock of $15.00 per share.

                                    Number of                                 Number of       Value of Unexercised
                                 Shares Acquired           Value         Unexercised Options  in-the-Money Options
Name and Position                  on Exercise            Realized            at Fiscal        at Fiscal Year-End
                                                                             Year-End(1)
-------------------------------------------------------------------------------------------------------------------

Joseph Haskins, Jr.                    --                   $--                   6,080               $51,072
President and CEO                                                                 3,040                20,277
                                                                                  3,040                21,280
                                                                                  1,013                 5,065
                                                                                  4,053                     0



_____________

(1)     Currently exercisable options.


Compensation of Directors

     Directors of the Company receive a fee for attending meetings of the Board of Directors or committees thereof. Directors of the Bank receive a fee of $300 for each board meeting attended ($400 if the director is a member of the Bank's Executive Committee), but do not receive a fee for attendance at committee meetings. Total fees paid to directors of the Bank during 1996 were $80,300. Directors who are not employed by the Company or the Bank are permitted to elect whether to receive their fees in the form of cash or in the form of options to purchase Common Stock of the Company under the 1995 Director Stock Option Plan which has been approved by the Company's stockholders. The exercise prices of the options will equal the market price of the Common Stock on the date of grant. In addition, on September 5, 1995, each member of the Board of Directors who was a member of the Executive Committee received options to purchase 4,053 shares of Common Stock of the Company, and each other director received options to purchase 2,026 shares of Common Stock of the Company. The option price was $15.00 per share, and the options will expire on September 5, 2005.


Employment Contracts

     The Company entered an Employment Agreement with Joseph Haskins, Jr. (the "Employment Agreement") which, as amended effective January 1, 1996, provides that Mr. Haskins will be employed by the Company until the earlier of (a) the close of business on Mr. Haskins' 65th birthday, (b) the date three years after either the Company or Mr. Haskins gives written notice of termination, or (c) the date on which Mr. Haskins' employment is otherwise terminated pursuant to the provisions of the Employment Agreement. The Employment Agreement provides that Mr. Haskins will serve as Chairman of the Board, President and Chief

Executive Officer of the Company at an annual salary of not less than (i) $150,000 for 1996, (ii) $157,500 for 1997, (iii) $165,375 for 1998, and (iv) any
subsequently established higher annual base salary for subsequent years during the terms of the Employment Agreement. The Employment Agreement provides for a bonus for the prior year if the Company's net income for the prior year is greater than $400,000. The amount of the bonus will be equal to the sum of (i) 2% of the Company's aggregate income before income taxes, plus (ii) the
Company's aggregate depreciation amount, plus (iii) the Company's aggregate amortization of goodwill amount, plus (iv) the Company's aggregate amortization of securities purchased at a premium, plus (v) the Company's aggregate interest amount on Resolution Trust Company debt. The bonus amount may not exceed 100% of Mr. Haskins' annual combined base salary then in effect. In addition to those benefit programs, plans, and arrangements of the Company generally available to its employees, the Employment Agreement provides that Mr. Haskins will receive medical insurance, long-term disability insurance, life insurance, a self-directed individual retirement account funded with an annual contribution of $2,000, and the use of an automobile. If Mr. Haskins' employment is terminated for reasons other than death, total disability or "cause" as defined in the Employment Agreement, the Company is required to pay within 60 days after such termination, a lump sum equal to: (i) six months of his annual combined base salary at the rate in effect immediately prior to the date of termination; plus (ii) a bonus that shall be equal to (X) the average bonus percentage of combined base salary paid to Mr. Haskins during the three years prior to the year in which the termination occurs, multiplied by (Y) the six months salary amount described above; plus (iii) six months of medical insurance premiums for him and his family at the level of coverage existing at the time of termination. In addition, Mr. Haskins shall be entitled to keep his then-current company automobile.

Transactions with Directors, Executive
Officers, and Affiliates

     During the past year the Bank has had loan transactions in the ordinary course of its banking business with directors and executive officers of the Bank and with their affiliates. Loans to such persons were made in the ordinary course of business and did not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. All such loans were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliates. The Bank expects to enter into such transactions in the future. As of December 31, 1996, loans to directors and executive officers of the Bank, and their affiliates, including loans guaranteed by such persons and unfunded commitments made in 1996, aggregated $3,705,000 or approximately 25.5% of tangible stockholders' equity of the Bank.


                             PRINCIPAL STOCKHOLDERS

     No persons were known by the Company to own beneficially, directly or indirectly, more than 5% of the Company's Common Stock outstanding on March 3, 1997 except as follows:

Name of Stockholder            Information Regarding Stockholder

John Paterakis                 603  South  Bond  Street,  Baltimore, Maryland
                               21231,  beneficially  owns 47,625 shares
                               (7.37%).   This  includes  currently  exercisable
                               options to purchase 4,053 shares.

Joseph Haskins, Jr.            25  West  Fayette  Street,  Baltimore,  Maryland
                               21201, beneficially owns 44,367 shares (6.73%).
                               This includes 459 shares jointly owned with Cleora Haskins and currently exercisable options to purchase 17,226 shares.

Stanley W. Tucker              217  East Redwood  Street,  Baltimore,  Maryland
                               21202,  37,492 shares (5.82%).  This includes
                               35,466  shares  under  the  name  of  MMG
                               Ventures L.P. and currently exercisable options to purchase 2,026 shares.

Joe Louis Gladney             2301  Sinclair  Lane, Baltimore,  Maryland 21213,
                               beneficially owns 33,618 shares (5.22%). This includes currently exercisable options to purchase 2,026 shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on the Company's review of the copies of the forms received by it, or written representations from certain reporting persons that they were not required to file Form 5, the Company believes that, with regard to the transactions required to have been reported in 1996 or on a Form 5 for the year ended December 31, 1996, all of the directors and executive officers of the Company have made the necessary filings in compliance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


                          INDEPENDENT PUBLIC ACCOUNTANT

     Management has selected Ernst & Young LLP as independent public accountants to audit the Company's 1997 financial statements. That firm also audited the Company's financial statements for 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she decides, and will respond to appropriate questions.


                                  OTHER MATTERS

     The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interest of the Company. Other than the election of directors, each matter to be submitted to the stockholders requires the affirmative vote of a majority of all the shares voted at the meeting or a majority of all the shares outstanding and entitled to be voted.


                              STOCKHOLDER PROPOSALS

     All stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than November 14, 1997 for inclusion in the Company's proxy statement and proxy relating to that meeting.



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